Exhibit 1

Transactions in the Securities of the Issuer in the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

PHILOTIMO FUND, LP

Purchase of Common Stock	56,910	2.8986	12/13/2024
Purchase of Common Stock	5,681	2.9991	12/16/2024
Purchase of Common Stock	115,414	2.6604	12/17/2024
Purchase of Common Stock	45,455	2.5624	12/18/2024
Purchase of Common Stock	42,690	2.3914	12/19/2024
Purchase of Common Stock	54,901	2.4964	12/20/2024
Purchase of Common Stock	82,043	2.3927	12/23/2024
Purchase of Common Stock	92,664	2.4215	12/24/2024
Purchase of Common Stock	4,243	2.4422	12/26/2024

PHILOTIMO FOCUSED GROWTH & INCOME FUND

Purchase of Common Stock	56,910	2.8986	12/13/2024
Purchase of Common Stock	5,680	2.9991	12/16/2024
Purchase of Common Stock	115,414	2.6604	12/17/2024
Purchase of Common Stock	45,455	2.5624	12/18/2024
Purchase of Common Stock	42,689	2.3914	12/19/2024
Purchase of Common Stock	54,901	2.4964	12/20/2024
Purchase of Common Stock	82,043	2.3927	12/23/2024
Purchase of Common Stock	92,664	2.4215	12/24/2024
Purchase of Common Stock	80,683	2.4422	12/26/2024
Purchase of Common Stock	44,000	2.5100	12/26/2024
Purchase of Common Stock	54,839	2.5673	12/27/2024
Purchase of Common Stock	249,733	2.7477	12/30/2024
Purchase of Common Stock	238,368	2.9846	12/31/2024
Purchase of Common Stock	70,297	2.8879	01/02/2025
Purchase of Common Stock	155,279	3.0021	01/03/2025
Purchase of Common Stock	111,056	2.9827	01/06/2025
Purchase of Common Stock	11,778	2.9480	01/07/2025
Purchase of Common Stock	143,222	3.0566	01/08/2025